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                                                                   EXHIBIT 10.2



                             AMENDMENT NO. 1 TO THE
                           DELL COMPUTER CORPORATION
                           DEFERRED COMPENSATION PLAN


         Pursuant to the authority of the Board of Directors of Dell Computer Corporation, and the provisions of Section 15 thereof, the Dell Computer Corporation Deferred Compensation Plan is hereby amended effective as of May 1, 1994, in the following respects only:

         (1) Section 1, subsection 1.21, is hereby amended to read as follows:

                 "1.21  "Valuation Date" means each day of the Plan Year."

         (2)     Section 2 is hereby amended to read as follows:

                                   "Section 2

                                  ELIGIBILITY

                 Participation in the Plan shall be made available to those individuals providing services to a Plan Sponsor in key positions of management and responsibility, and such individuals may elect to participate hereunder by executing a participation agreement in such form and at such time as the Plan Administrator shall require, provided that each participation agreement shall be executed no later than the last day of December immediately preceding the calendar year for which an individual elects to make contributions to the Plan in accordance with the provisions of Section 3 hereof. Notwithstanding the foregoing, in the first year in which an individual becomes eligible to participate in the Plan, he may elect to participate in the Plan by executing a participation agreement, in such form as the Plan Administrator shall require, within thirty (30) days of the date on which he is notified by the Plan Administrator of his eligibility to participate in the Plan. In such event, his election to participate in the Plan shall become effective as of the first full payroll period beginning in the calendar month immediately following the Plan Administrator's receipt of his participation agreement. The determination as to the eligibility of any individual to participate in the Plan shall be in the sole and absolute discretion of the Plan Administrator, whose decision in that regard shall be conclusive and binding for all purposes hereunder."

         (3)     Section 3.4 is hereby amended to read as follows:

                 "3.4      A Member may change the amount or percentage of
         contributions under Sections 3.1 and 3.3 once during each calendar month by written notice to the Plan Administrator, on a form prescribed by the Plan Administrator, which





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         change shall be effective beginning with the Member's first full payroll period beginning in the calendar month immediately following the Plan Administrator's receipt of such written notice."

         (4) Section 3.5, subsection (b), is hereby amended to read as follows:

                 "(b)1.    A Member who has suspended his contributions
         pursuant to Section 3.5(a) above and who applies to the Plan Administrator in a timely manner shall be entitled to resume his contributions in accordance with Section 3.3 on the first day of any calendar month following the expiration of at least six (6) months from the date on which the suspension became effective. Any application shall be made in writing to the Plan Administrator, on a form prescribed by the Plan Administrator, at least thirty (30) days prior to the first day of the applicable calendar month."

         (5)     Section 4.1 is hereby amended to read as follows:

                 4.1 A Member may at any time, on a form prescribed by the Plan Administrator, request a withdrawal of all or any portion of his Nondeductible Voluntary Contribution Bookkeeping Account, excluding any portion of such Account which represents income, gains or other credits attributable to such Member's Nondeductible Voluntary Contributions. Such request for a withdrawal from the Member's Nondeductible Voluntary Contribution Account shall designate a specific dollar amount to be withdrawn therefrom; provided, however, that no withdrawal request shall be made for a withdrawal which is less than $500.00, unless such withdrawal is of the entire balance of the Member's Nondeductible Voluntary Contribution Bookkeeping Account, excluding any portion of such Account which represents income, gains or other credits attributable to such Member's Nondeductible Voluntary Contributions. Upon approval of the Plan Administrator, any amount payable under this Section 4.1 shall be paid as soon as administratively practicable after the Valuation Date each month designated by the Plan Administrator for the purpose of valuing distributions, which immediately follows the Plan Administrator's receipt of a withdrawal request. No Member shall make more than one withdrawal under this Section 4.1 in any calendar quarter."

         (6)     Section 4.2 is hereby amended to read as follows:

                 "4.2      In the event of severe financial hardship, and only
         after a Member has withdrawn all amounts available to him under
         Section 4.1 hereof, a Member may make a written request to the Plan Administrator for a hardship withdrawal from his Employee Deferred Bookkeeping Account. For purposes of this Section,





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         the term "severe financial hardship" shall mean any extraordinary or unforeseeable need for funds arising from an emergency beyond the Member's control such as a sudden and unexpected illness or accident of the Member or any dependent of the Member (as defined in Section 152 of the Code), loss of the Member's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Member. The need to send a Member's child to college or the desire to purchase a home shall not be considered a severe financial hardship. A withdrawal on account of severe financial hardship shall not be permitted to the extent that such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Member's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), or by cessation of contributions under this Plan. The amount of a hardship withdrawal may not exceed the amount required to meet the Member's financial hardship. Any determination of the existence of financial hardship and the amount to be withdrawn on account thereof shall be made by the Plan Administrator. However, notwithstanding the foregoing, an individual who is a member of the compensation committee of the Board of Directors shall not vote or decide upon any matter relating to the determination of the existence of his own financial hardship or the amount to be withdrawn by him on account thereof. Furthermore, notwithstanding the foregoing, no hardship withdrawal shall be made which is less than $500.00, unless the distribution is of the entire value of the Member's Employee Deferred Bookkeeping Account."

         (7)     Section 5.3 is hereby amended to read as follows:

                 "5.3      Each Member, upon becoming a Member of the Plan,
         may, on a form prescribed by the Plan Administrator, designate the manner in which his Bookkeeping Account would have been invested had it been held in the 401(k) Plan. Such designation may be changed as of any Valuation Date, with respect to future contributions and transfers among investment funds, by filing an election with the Plan Administrator, on a form prescribed by the Plan Administrator, within the time period prior to such Valuation Date established by the Plan Administrator. The Member must designate, in such minimum percentages or amounts as may be prescribed by the Plan Administrator, that portion of his Bookkeeping Account which the Member would have invested in the various investment funds under the 401(k) Plan had his Bookkeeping Account been held in the 401(k) Plan. The designation will continue until changed by the timely submission of a new form, which change will be effective as of the next succeeding Valuation Date. The Plan Administrator shall, prior to each applicable Valuation Date, forward the designation forms to the Trustee, who shall invest





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         each Member's Bookkeeping Account in accordance with such designation.
         In the absence of any such designation, the Trustee shall invest and reinvest a Member's Bookkeeping Account in such property as the Trustee, in its sole and absolute discretion, shall determine, pursuant to the provisions of the Trust. In no event may a Member designate the investment of his Bookkeeping Account in stock or other securities of a Plan Sponsor."

         (8)     Section 7.4 is hereby amended to read as follows:

                 "7.4 Any benefit payable under this Section 7 shall be paid in accordance with Section 8 of the Plan, after receipt by the Trustee from the Plan Administrator of notice of the death of the Member."

         (9)     Section 8.1 is hereby amended to read as follows:

                 "8.1 Upon the Retirement or death of a Member, the Bookkeeping Account of such Member shall be determined as of the Valuation Date each month designated by the Plan Administrator for the purpose of valuing distributions which coincides with or next follows the Member's retirement date or date of death. Payment to a Member, or to the Beneficiary of a deceased Member, shall be made soon as practicable following such Valuation Date, but in no event later than sixty (60) days after the last day of the Plan Year in which the retirement date or the death of the Member occurs."

         (10)    Section 9.3 is hereby amended to read as follows:

                 "9.3 That portion of the terminated Member's benefits in which he is vested shall be:

                          1.(a)   the value of his Employee Deferred
                 Bookkeeping Account and Nondeductible Voluntary Contribution Bookkeeping Account as of the Valuation Date each month designated by the Plan Administrator for the purpose of valuing distributions which coincides with or immediately follows the date of his termination of service; and

                          2.(b)   that portion of the value of his Company
                 Contribution Bookkeeping Account as of the Valuation Date each month designated by the Plan Administrator for the purpose of valuing distributions which coincides with or immediately follows the date of his termination of service, computed according to the following vesting schedule:





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
                            Full Years of                              Percentage
                           Vesting Service                               Vested
                           ---------------                               ------
                             Fewer than Four Years                          0%
                             Four Years or more                           100%"

         (11)    Section 10.1 is hereby amended to read as follows:

                 "10.1 The Corporation shall enter into a trust agreement with the Trustee, which Trust shall form a part of this Plan and is hereby incorporated herein by reference. The Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended."


         IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument comprising Amendment No. 1 to the Dell Computer Corporation Deferred Compensation Plan, the Company has caused its corporate seal to be affixed hereto and these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized this 29th day of April, 1994.

                                                   DELL COMPUTER CORPORATION



                                                   By:/s/ M.S. DELL
                                                      ----------------------
ATTEST:


/s/ ROGER BAILEY
- - -------------------------
                  (Title)
Asst. Secretary




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